Exhibit 10.4

To:	Goldleaf Financial Solutions Inc
9010 Overlook Blvd
Brentwood
TN 370270000
United States
Attn:	Scott Meyerhoff
Telephone:	678 910 3730
Fax:	678 966 0844

From:	Bank of America, N.A.
233 South Wacker Drive – Suite 2800
Chicago
Illinois 60606
U.S.A.
Department:	Swaps Operations
Telephone:	(+1) 312 234 2732
Fax:	(+1) 866 255 1444

Date:	31st January 2008

Our Reference No:	50228264
Reference Name:	Douglas Thornton
Internal Tracking No:	50228264

Dear Sir/Madam,
The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Goldleaf Financial Solutions Inc and Bank of America, N.A. (each a “party” and together “the parties”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below (the “Agreement”).
The definitions and provisions contained in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., (the “Definitions”) are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.
This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, the parties agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of an ISDA Master Agreement, with such modifications as the parties will in good faith agree. Upon the execution by the parties of such an agreement, this Confirmation will supplement, form a part of, and be subject to that agreement. All provisions contained or incorporated by reference in that agreement upon its execution will govern this Confirmation except as expressly modified below. Until the parties execute and deliver that agreement, this Confirmation, together with all other documents referring to an ISDA Master Agreement (each a “Confirmation”) confirming transactions (each a “Transaction”) entered into between the parties (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency – Cross Border) if any Confirmation dated prior to the date of this Confirmation refers to that ISDA Master Agreement and otherwise the 2002 ISDA Master Agreement as if the parties had executed an agreement in such form (but without any Schedule) on the Trade Date of the first such Transaction between the parties. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

In this Confirmation “Party A” means Bank of America, N.A. and “Party B” means Goldleaf Financial Solutions Inc.
General Terms:
The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 20,000,000.00

Trade Date:	30th January 2008

Effective Date:	8th February 2008

Termination Date:	30th November 2009, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer
Payment Dates:	The 8th of each Month, commencing on 8th March 2008 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate:	2.95000 per cent

Fixed Rate Day
Count Fraction:	Actual/360
Floating Amounts:

Floating Rate Payer:	Party A

Floating Rate Payer
Payment Dates:	The 8th of each Month, commencing on 8th March 2008 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate for initial
Calculation Period:	to be determined

Floating Rate Option:	USD–LIBOR–BBA

Designated Maturity:	1 Month provided that Linear Interpolation will apply to the final Calculation Period

Spread:	None

Floating Rate Day
Count Fraction:	Actual/360

Reset Dates:	First day of each Calculation Period

Business Days:	New York

Calculation Agent:	Party A

Other Provisions:

USA PATRIOT Act Notice. Party A hereby notifies Party B that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107–56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Act.

Recording of Conversations:

Each party to this Agreement acknowledges and agrees to the recording of conversations between trading and marketing personnel of the parties to this Agreement whether by one or other or both of the parties or their agents.
Credit Support Document:
Party B agrees and acknowledges that any and all Collateral, guarantees, or security interests heretofore or hereafter pledged, guaranteed, or granted to Party A pursuant to the Credit Agreement, any security agreement, guarantee, or related document shall also serve as collateral security for or guarantee of the obligations of Party B hereunder and Party B hereby grants to Party A a continuing security interest in any and all Collateral heretofore or hereafter pledged to Party A pursuant to a Credit Agreement or related document as security for any and all obligations of Party B hereunder. Party B agrees to cause any security interest granted pursuant to any Credit Agreement or related document to specifically include the obligations of Party B hereunder as secured obligations thereunder. As used herein, (a) “Credit Agreement” means any note, instrument, agreement or other document for borrowed money now or hereafter entered into between Party A and Party B, as the same may be amended, modified, supplemented, restated or replaced from time to time with the consent of Party A and (b) “Collateral” means any or all accounts, equipment, general intangibles, instruments, inventory, intellectual property and all proceeds and products of such in which Party B has an ownership interest or any other property which may be included or more specifically defined in such Credit Agreement.

Cross Default Provision:
The “Cross–Default” provisions of Section 5(a)(vi) will apply to Party B. In connection therewith, “Specified Indebtedness” will not have the meaning specified in Section 14, and such definition shall be replaced by the following: “any obligation in respect of the payment of moneys (whether present or future, contingent or otherwise, as principal or surety or otherwise), except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business.” Threshold Amount” means the lesser of (i) three percent (3%) of Party B’s shareholders’ equity and (ii) the amount specified by the parties in the Agreement.

Additional Termination Event:	It shall be an Additional Termination Event with respect to Party B as the Affected Party if::–

(1) Party B fails to execute and deliver to Party A an ISDA Master Agreement, including the Schedule thereto, in form and substance satisfactory to Party A on or before 30 days from the date hereof. Party A shall have the right at any time after said 30 day period to designate an Early Termination Date. Failure by Party A to designate an Early Termination Date shall not constitute a waiver of Party A’s right to terminate this Transaction.

(2) for any reason either Party A’s obligation to lend under the Credit Agreement is terminated or Party A ceases to be a party to the Credit Agreement.

Account Details:

As advised under separate cover with reference to this Confirmation, each party shall provide appropriate payment instructions to the other party in writing and such instructions shall be deemed to be incorporated into this Confirmation.

Offices:

The Office of Party A for this
Transaction is:	Charlotte – NC, United States
Please send reset notices to fax no. (+1) 866 218 8487

The Office of Party B for this
Transaction is:	Brentwood – TN, United States

Governing Law:	the laws of the State of New York (without reference to the conflict of the laws provisions thereof)

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning via telecopier an executed copy of this Confirmation in its entirety to the attention of Global FX and Derivative Operations (fax no.(+1) 866 255 1444).

Bank of America, N.A.	Accepted and confirmed as of the date first written:
Goldleaf Financial Solutions Inc

Authorised Signatory	By:
Name:
Title:

Our Reference Number: 50228264